UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 7, 2011

MACATAWA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of Incorporation)	000-25927 (Commission File Number)	38-3391345 (I.R.S. Employer Identification No.)

10753 Macatawa Drive, Holland, Michigan (Address of principal executive offices)	49424 (Zip Code)

(616) 820-1444
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last year)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01          Other Events.

On May 10, 2011, Macatawa Bank Corporation (the "Company") commenced its rights offering and public offering of 17,826,086 shares of its common stock at a price of $2.30 per share.

The rights offering expired at 5:00 p.m., Eastern Time, on June 7, 2011, without extension. The Company is in the process of determining the results of the rights offering. The Company expects to announce the results of the rights offering and the size of the public offering on June 16, 2011 following a Board of Directors meeting scheduled to be held on that date. The Company continues to accept expressions of interest to purchase shares in the public offering. Shareholders or other prospective investors who wish to purchase shares in the public offering, but who have not yet submitted an expression of interest to do so, should promptly contact Jon W. Swets at jswets@macatawabank.com or (616) 494-7645.

CAUTIONARY STATEMENT: This report contains forward-looking statements that are identifiable by words or phrases such as "expects," and "scheduled." Our ability to successfully complete the offering is not entirely within our control and is not assured. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results and outcomes may materially differ from what may be expressed or implied in the forward-looking statements. Risk factors include the risk factors described under the heading "Risk Factors" in our prospectus, dated May 10, 2011, and in "Item 1A - Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2011	MACATAWA BANK CORPORATION

	By	/s/ Jon W. Swets
Jon W. Swets Chief Financial Officer